Exhibit 8.1

List of Principal Subsidiaries and Variable Interest Entities

Place of
Name of Entity	Incorporation
Subsidiaries
BaiJiaYun Limited	Cayman Islands
BaiJia Cloud Limited	Hong Kong
Beijing Baishilian Technology Co., Ltd.	PRC
Shenzhen Baishilian Technology Co., Ltd.	PRC
Nanning Baishilian Information Technology Co., Ltd.	PRC
Nanjing Baishilian Technology Co., Ltd.	PRC
Zhejiang Baijiashilian Technology Co., Ltd.	PRC
VIE
Baijia Cloud Technology Co., Ltd.	PRC
VIE’s Subsidiaries
Nanjing Baijia Cloud Technology Co., Ltd.	PRC
Baijiayun Information Technology Co., Ltd.	PRC
Guizhou Baijia Cloud Technology Co., Ltd.	PRC
Beijing Baijiayun Digital Technology Co., Ltd.	PRC
Henan Baijia Cloud Information Technology Co., Ltd.	PRC
Guangxi Weifang Technology Co., Ltd.	PRC
Shanghai BaiJiaYun Technology Co., Ltd.	PRC
Beijing Baijiayun Deran Technology Co., Ltd.	PRC
Guangxi Hengsheng Information Technology Co., Ltd.	PRC
Guangxi Chuanghe Technology Co., Ltd.	PRC
Beijing Baijia Yunlong Technology Co., Ltd.	PRC
Wuhan Qiyunshilian Technology Co., Ltd.	PRC
Beijing Hydrogen Data Information Technology Co., Ltd.	PRC
Zhejiang Baijiayun Technology Co., Ltd.	PRC
Wuhan Baijia Cloud Technlogy Co., Ltd.	PRC
Wuhan Baijiayunlong Technology Co., Ltd.	PRC
Wuhan Langchenyunzhi Technology Co., Ltd.	PRC